                                                                  EXHIBIT 10.6.2

                                  Transition
                                   Agreement



                                Natus, Eurotec,
                           Wakayama, Kuroiwa, Tomita








                                 July 28, 2000


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                   AGREEMENT

      THIS AGREEMENT ("Agreement") is effective July 28, 2000, and is made and entered into by, among and between:

      Natus Medical, Inc. a California corporation having is principal place of business at 1501 Industrial Road, San Carlos, CA, 94070 ("Natus");

      Toshibumi Wakayama ("Wakayama"), acting personally, and in his capacity as President and Managing Director of Nippon Eurotec Co., Ltd. ("Eurotec"), a limited liability corporation under the laws of Japan having its principal place of business at Akasaka Daiichi Building, 9-17, Akasaka 4-Chome, Minato-Ku, Tokyo, 107, Japan;

      Masaaki Kuroiwa ("Kuroiwa"), an employee of Eurotec who is acting herein in his personal capacity; and

      Kenji Tomita ("Tomita"), an employee of Eurotec who is acting herein in his personal capacity.

RECITALS:

      WHEREAS, Natus and Nippon Eurotec are parties to an agreement dated June 11, 1997, pursuant to which Natus has appointed Eurotec as exclusive distributor for designated Natus products in Japan ("Natus Products"), which such agreement expires by its terms on June 10, 2001 ("Distribution Agreement"; Exhibit A hereto);

      WHEREAS, Wakayama, Tomita and Kuroiwa, have established a highly cordial and successful working relationship with Natus, based on mutual trust, and would like to continue to work in some capacity to support sales and distribution of the Natus Products despite termination of the Distribution Agreement on June 10, 2001;

      WHEREAS, the parties agree that in order to continue the successful sales and distribution of the Natus Products in Japan after June 10, 2001 ("Distribution Agreement Expiration Date"), Natus should establish a wholly-owned subsidiary Natus Japan K.K., ("NJKK"), and that Wakayama, Kuroiwa, and Tomita should serve as members of the Board of Directors and, in the future, as employees, of NJKK, and in this manner continue their personal involvement in the sales of Natus Products, and to do so pursuant to these terms;

      WHEREAS, the parties agree that in order to assure and to accomplish the smooth transition from Eurotec to NJKK of the Natus Products sales and distribution business in Japan, and the personal involvement of Wakayama, Tomita and Kuroiwa, it will be helpful to set forth in writing those terms already discussed and agreed upon by the parties during the amicable and mutually cooperative discussions held to date.

          NOW, THEREFORE, based on the foregoing premises and on the mutual promises contained in this Agreement, the parties hereto agree as follows:

          1.  Distribution Agreement Reaffirmed

              1.1 The parties acknowledge and agree that this Agreement is not in intended to, and shall not, modify or amend the terms of the Distribution Agreement. The parties further reaffirm their commitment to the terms of the Distribution Agreement including, among other terms, those pertaining to the performance by Natus and by Eurotec through June 10, 2001. The parties further agree that this Agreement is not intended to interfere with or interrupt Eurotec's and Natus' business with respect to sales and distribution of the specified Natus products pursuant to the Distribution Agreement.

          2.  Transition of Natus Products Business to Natus Japan K.K.

              2.1 Natus Japan K.K. The parties hereby acknowledge the incorporation of Natus Japan K.K., a wholly-owned subsidiary of Natus duly incorporated as a limited liability company under the laws of Japan. The parties agree to carry out the smooth transition to NJKK of the Natus Products business in Japan currently being handled by Eurotec, and to do so according to the timetable specified in Exhibit B hereto and to the other terms of this Agreement.

              2.2 Transition Details, Schedule. The parties agree to exert their best efforts to accomplish the transfer of the Natus Products business to NJKK according to the time table in Exhibit B, which transition is to be completed by no later than July 1, 2001. In preparation for this transition, Wakayama shall present to Natus a list compiling all items (tangible as well as intangible) used by Eurotec in connection with the Natus Products business, together with Wakayama's advice as to which such items are necessary or helpful to NJKK as NJKK assumes the Natus Products business. Natus shall make the final determination as to which such items shall be assumed by NJKK. At this time, the parties contemplate that Eurotec shall transfer to NKJJ, and NJKK shall assume, the following items:

                   2.2.1 Natus Products regulatory approvals (Shonin; Kyoka; others); customer data in all forms including and electronic and hard-copy; advertising and marketing materials in all forms including electronic and hard-copy; accounts opened or maintained with advertisers, consultants, customers, resellers, leasing companies, and the like, with respect to marketing, sales, distribution or purchasing, leasing or servicing Natus Products; all technical data developed or maintained by Eurotec related to Natus Products; all information in whatever format related to marketing, clinical studies, and the like, developed or maintained by Eurotec regarding Natus Products; and such other items as are determined by the parties according to these terms. In connection with the transfer of Shonin to NJKK, the parties acknowledge and affirm their intent to apply the reimbursement formula in section 3.6.4 of the Distribution Agreement. In addition, NJKK shall bear the MHW fees charged to transfer the Shonin to NJKK.

                   2.2.2 NJKK shall also evaluate and assess the prospects of hiring current Eurotec employees involved in the Natus Products business, and in this connection shall obtain the cooperation and assistance of Wakayama to review such employee's performance, credentials, employment history, etc. Final determination on any NJKK employment matter shall be made by the President of NJKK. Eurotec shall fully release such employees who are hired by NJKK, and NJKK shall be indemnified and help harmless by Eurotec with respect to matters arising from their employment by Eurotec including payments for insurance, retirement, social benefits, and the like.

          2.3 Business Plan: NJKK President. The parties agree to work together to establish a definitive business plan for NJKK, and to recruit and hire a highly competent operating president for NJKK.

          2.4 Asahi Chemical Relationship. The parties acknowledge the current sub-distributorship between Eurotec and Asahi Chemical Ltd., and as well the highly important role played by Asahi in connection with the Natus Products business. The parties agree to exert their strongest and best faith efforts to continue to conduct their affairs so as to promote the strongest possible business relationship with Asahi through the Distribution Agreement Expiration Date, and to promote and facilitate a relationship between NJKK and Asahi on the most productive terms possible after that date.

      3.  Matters Pertaining to Wakayama

          3.1 Natus Medical Inc. Stock Options. Natus hereby offers Wakayama, and Wakayama accepts such offer, the option to purchase [***] shares of Natus Common Stock, at an option price of $[***] per share, pursuant to the terms of the Natus Medical Inc. 1991 Stock Plan (as amended) (attached as Exhibit C). Wakayama's right to exercise such Stock Options and to purchase Natus shares vests according to the following schedule:

          [***] shares vesting one year after date of incorporation of Natus Japan K.K.;
          [***] shares vesting one year thereafter; and [***] shares vesting one year thereafter.

          3.2   Member of the Board of Directors and Chairman of Natus Japan K.
K. Natus hereby appoints Wakayama to the Board of Directors of Natus Japan K.K., and with this appointment, the title of Chairman (in Japanese, "Kaicho"), and Wakayama accepts such appointment. The term of Wakayama's appointment is effectively immediately and continues until Natus shall appoint Wakayama's successor or replacement.

                3.2.1 As Director, Wakayama agrees to take actions consistent with the instructions of Natus or NJKK, and to refrain from taking actions that are inconsistent with such instructions, as well as to vote as Director according to Natus' instructions, and to this end to enter into written agreement with Natus and with NJKK which shall be binding on Wakayama to the extent permissible under Japanese law. Wakayama shall sign and be bound by the Natus Confidentiality and Non-Competition Agreement attached hereto as Exhibit E.

           3.3. Employment from July 1, 2001. NJKK offers to employ Wakayama from July 1, 2001, to perform the duties, and to pay the salary and to allocate the budget, as set forth below, and Wakayama accepts such offer:

__________
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  3.3.1 Duties: Wakayama shall work at least half-time for NJKK, and shall be responsible for lobbying towards UNHS, helping create and implement strategies in marketing Natus Products, serve as an idea generator for NJKK, inspire and magnetize the staff of NJKK, make him self available from time to time to work on other Natus international marketing efforts, and in general, shall support to the fullest extent of his ability, the activities of NJKK. Wakayama shall not be required to regularly attend the NJKK office in performing these duties, it being understood that Wakayama will continue to use his office at Eurotec while performing these duties for NJKK. Wakayama shall report regularly to the President and to the Board of Directors of NJKK, and his continued employment by NJKK is subject at all times to the discretion of the Board of Directors of NJKK.

                  3.3.2 Wakayama Salary and Budget. NJKK shall allocate annually a maximum of Yen [***] as salary and expense budget for Wakayama. Wakayama in coordination with NJKK's accountants shall apportion such Yen [***] between his personal salary, and NJKK's expense budget in connection with lobbying and government relations efforts towards UNHS. Such apportionment shall be made prior to July 1, 2001 for the following year, and annually each year thereafter during the term of Wakayama's employment. Amounts apportioned to Wakayama's salary shall be paid monthly by NJKK as ordinary payroll, and Wakayama solely shall be responsible for personal taxation at the national, prefectural, or local levels on such compensation amounts. Amounts expended on lobbying and government relations activities shall be properly receipted, and such amounts shall be used solely towards promotion of Natus Products and not for any other purpose.

             3.4 Payment of Lobbying Fees. Natus hereby offers Wakayama, and Wakayama accepts, an Annual UNHS Lobbying Bonus for "Major Areas" (as set forth in Exhibit D) adopting UNHS before March 31, 2004, to be awarded according to these terms:

                  3.4.1 Natus will compensate Wakayama US$[***] for each Major Area in Japan adopting UNHS, provided that:

              (a) Nippon Eurotec (prior to 6/30/01) or Natus Japan K.K. (after 7/101) must have met its combined ALGO 2eC and Portable minimum purchase commitments from Natus for the year during which such Major Area adopts UNHS ("Total Minimum Annual Sales Value").

              (b) If the Total Minimum Annual Sales Value for any year was not achieved, then the Lobbying Bonus will be pro-rated according to the chart below.

              (c) For Major Areas adopting UNHS before 7/1/01, the Total Minimum Annual Sales Value shall be equal to the value of Natus ALGO 2eC and Portables that Nippon Eurotec has committed to purchasing through 6/30/01.

              (d) Natus shall pay the Annual UNHS Lobbying Bonus for up to ten Major Areas adopting UNHS before 3/31/04, based on the Calculation Method below:

__________
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

---------------------------------------------------------------------------------------------
 Annual UNHS Lobbying Bonus Calculation Method for Major Areas Adopting UNHS Before 3/31/04
---------------------------------------------------------------------------------------------
"Total Minimum Annual       If:                          Then:
 Sales Value" (to Natus)
 of ALGO 2eC & Portable     The percentage of "Total     The following formula is used to
 by Year (Yr 1 Ending       Minimum Annual Sales         Calculate Annual UNHS Lobbying
 6/30/02):                  Value" Actually Achieved     Bonus to be Paid for Major Areas
                            by  Year End (Total $        adopting UNHS during that year:
                            Value Algo2eC & Portable)
7/00-6/01: To be determined is:
Yr 1: [***]: $[***]         -----------------------------------------------------------------
Yr 2: [***]: $[***]         100%   or more               $[***] X [***] X No. of Major Areas
Yr 3: [***]: $[***]                                      adopting UNHS that year
                            -----------------------------------------------------------------
                            90-99%      "       "        $[***] X [***] X No. of Major Areas
                                                         adopting UNHS that year
                            -----------------------------------------------------------------
                            75-89%      "       "        $[***] X [***] X No. of Major Areas
                                                         adopting UNHS that year
                            -----------------------------------------------------------------
                            50-74%      "       "        $[***] X [***] X No. of Major Areas
                                                         adopting UNHS that year
                            -----------------------------------------------------------------
                            0-49%       "       "        $[***] X [***] X No. of Major Areas
                                                         adopting UNHS that year
---------------------------------------------------------------------------------------------

          3.4.2. By way of example and not of limitation:

          (a) Example: If Saitama is the only Major Area that adopts UNHS by 6/31/01, Wakayama (or Eurotec, as determined by Wakayama) will then receive an Annual Lobbying Bonus of $[***] multiplied by the formula in Column 3, above, based on the actual percentage achieved of Eurotec's Total Minimum Annual Sales Value through 6/30/01.

          (b) Example: Five Major Areas adopt UNHS between 7/1/01 and 6/30/02, and Natus sells more than $[***] of Algo 2eC and Portables to NJKK during that period. Therefore, $[***] Annual UNHS Lobbying Bonus is to be paid by Natus for that year ending 6/30/02.

          (c) Further Example: Five Major Areas adopt UNHS between 7/1/02 and 6/30/03, and Natus sells more than $[***] of Algo 2eC and Portables to NJKK during that period. Therefore, $[***] Annual UNHS Lobbying Bonus is to be paid by Natus for that year ending 6/30/03.

          3.4.3 The maximum cumulative Annual UNHS Lobbying Bonus payments to be made by Natus pursuant to this Agreement is US$[***] representing the cumulative total possible bonus payments for ten Major Areas adopting UNHS before March 31,

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[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

2003, and when during each year in which any Major Area adopted UNHS the Total Minimum Annual Sales Value has been achieved.

               3.4.4 For purposes of this bonus, the parties agree to define Major Areas as the prefectures, cities and districts listed in Exhibit D hereto. The parties agree to define "adopting UNHS" to mean written legislative or administrative action by the highest government body in any Major Area that mandates universal hearing screening of babies born in that Major Area and that establishes a reimbursement scheme that complies with the MHW rules regarding reimbursement for UNHS .

          3.5 Commission Bonus on Exceeding Sales Objectives. Natus hereby offers to pay to Eurotec or to Wakayama, and Wakayama accepts, a bonus as follows:

----------------------------------------------------------------------------------------
     Year
   (1 July-                    Algo2eC                             Algo Portable
   30 June)
----------------------------------------------------------------------------------------

   2001-02      For purchases from Natus of [***] or    On purchase from Natus of more
                more units: $[***] per unit on units    than [***] units: $[***] per
                number [***] and higher                 unit on units [***] and higher
----------------------------------------------------------------------------------------
   2002-03      For purchases from Natus of [***] or    On purchase from Natus of more
                more units: $[***] per unit on units    than [***] units: $[***] per
                number [***] and higher                 unit on units [***] and higher
----------------------------------------------------------------------------------------
   2003-04      For purchases from Natus of [***] or    On purchase from Natus of more
                more units: $[***] per unit on units    than [***] units: $[***] per
                number [***] and higher                 unit on units [***] and higher
-----------------------------------------------------------------------------------------

               3.5.1 These bonus commission amounts are payable by Natus by the end of the first quarter after the completion of each respective year.

               3.5.2 Natus is prepared to make the payments described in 3.4 and 3.5, above, either directly to Wakayama or to Nippon Eurotec, based on Wakayama's discretion. If such payments are paid to Nippon Eurotec, the parties understand that there may be requisite written agreement between Nippon Eurotec and NJKK, but in no event shall any such payment or the need for any such written agreement be interpreted as extending or continuing the Distribution Agreement. Notwithstanding the foregoing, the activities described herein Wakayama's employment and UNHS lobbying efforts are acknowledged by the parties to personal services and must be performed by Wakayama personally, and cannot be assigned or delegated to anyone whether an employee of Eurotec or otherwise:

          3.6 Other Details. Natus expects to work with you to terminate or transition your agreement with Asahi as we may determine is in the best interests of NJKK, and in this connection, we expect that you will conduct Eurotec's affairs with Asahi in a manner that will promote a strong relationship with Asahi and NJKK after 6/31/01.

          In exchange for the payments to be made to you, Natus assumes your highest level of cooperation and assistance in transferring the Algo business to Natus Japan K.K. over a

__________
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

schedule to be mutually determined, but to be substantially completed by July 1, 2001. This would include the customer data, leasehold if suitable for NJKK, advertising and marketing materials, Shonin and all technical data on Natus products, and the like. Natus would expect effective on that date to receive a full release by all parties and individuals involved with the earlier Natus-Nippon EUROTEC business, including Eurotec, its officers, directors and shareholders, and Asahi.

          4.  Matters Pertaining to Tomita.

              4.1 Natus Medical Inc. Stock Options. Natus hereby offers Tomita, and Tomita hereby accepts, the option to purchase [***] shares of Natus Common Stock, at an option price of $[***] per share, pursuant to the terms of the Natus Medical Inc. 1991 Stock Plan (as amended) (attached as Exhibit C). Tomita's right to exercise such Stock Options and to purchase Natus shares vests according to the following schedule:

          [***] shares vesting one year after date of incorporation of Natus Japan K.K.; and
          [***] shares vesting one year thereafter.

              4.2 Member of the Board of Directors of Natus Japan K. K. Natus hereby appoints Tomita to the Board of Directors of Natus Japan K.K., and Tomita hereby accepts such appointment. The term of Tomita's appointment is effectively immediately and continues until Natus shall appoint his successor or replacement.

                   4.2.1 As Director, Tomita agrees to take actions consistent with the instructions of Natus or NJKK, and to refrain from taking actions that are inconsistent with such instructions, as well as to vote as Director according to Natus' instructions, and to this end to enter into written agreement with Natus and with NJKK which shall be binding on Tomita to the extent permissible under Japanese law. Tomita shall sign and be bound by the Natus Confidentiality and Non-Competition Agreement attached hereto as Exhibit E.

              4.3 Employment from July 1, 2001. Natus acknowledges Tomita's resignation for Eurotec on June 30, 2001, and NJKK hereby offers to employ Tomita starting July 1, 2001, to perform the duties and to pay the salary as set forth below, and Tomita hereby accepts such offer:

                   4.3.1 Duties. Tomita shall perform the duties of General Manager, Sales (in Japanese, "bucho"). Tomita shall also perform the duties of Technical Services Manager ("shurii sekinin gijitsusha"). Tomita shall also perform the duties of MHW Responsible Technician (in Japanese, "sekinin gijitsunin"). As Sales General Manager, Tomita shall be responsible for setting and meeting quarterly, semi-annual, and annual sales goals. Tomita shall be responsible for hiring, training, motivating, terminating, and otherwise managing, the NJKK sales staff as well as the outside sales representatives. Tomita shall perform his duties on a full-time basis, and shall have such additional duties as may be determined by the President of NJKK.

__________
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

              4.3.2 Compensation. Tomita shall receive as compensation an amount no less then his current compensation from Eurotec, which is represented to be annually Yen [***]. Tomita shall be eligible for bonuses, salary increases and other incentive awards that are adopted by NJKK and made available to other management members. Tomita shall work under the direction of, and shall report to, the President of NJKK, and his continued employment by NJKK is subject at all times to the discretion of the Board of Directors of NJKK.

     5.  Matters Pertaining to Kuroiwa.

         5.1 Natus Medical Inc. Stock Options. Natus hereby offers Kuroiwa, and Kuroiwa hereby accepts, the option to purchase [***] shares of Natus Common Stock, at an option price of $[***] per share, pursuant to the terms of the Natus Medical Inc. 1991 Stock Plan (as amended) (attached as Exhibit C). Kuroiwa's right to exercise such Stock Options and to purchase Natus shares vests according to the following schedule:

     [***] shares vesting one year after date of incorporation of Natus Japan K.K.; and
     [***] shares vesting one year thereafter.

         5.2 Member of the Board of Directors of Natus Japan K. K. Natus hereby appoints Kuroiwa to the Board of Directors of Natus Japan K.K., and Kuroiwa hereby accepts such appointment. The term of Kuroiwa's appointment is effectively immediately and continues until Natus shall appoint his successor or replacement.

              5.2.1 As Director, Kuroiwa agrees to take actions consistent with the instructions of Natus or NJKK, and to refrain from taking actions that are inconsistent with such instructions, as well as to vote as Director according to Natus' instructions, and to this end to enter into written agreement with Natus and with NJKK which shall be binding on Kuroiwa to the extent permissible under Japanese law. Kuroiwa shall sign and be bound by the Natus Confidentiality and Non-Competition Agreement attached hereto as Exhibit E.

         5.3 Employment from July 1, 2001. Natus acknowledges Kuroiwa's resignation for Eurotec on June 30, 2001, and NJKK hereby offers to employ Kuroiwa starting July 1, 20001, to perform the duties and to pay the salary as set forth below, and Kuroiwa hereby accepts such offer:

              5.3.1 Duties. Kuroiwa shall be General Manager (in Japanese "bucho") for new product development, for regulatory affairs, as well as Clinical Advisor Program Manager, and Intervention Program Relationship Manager. Kuroiwa shall be responsible for developing a program, and for successfully conducting the program, for device approvals, Good Manufacturing Practices/Importer Approvals, and all other matters pertaining to obtaining government or regulatory approvals of Natus Products, NJKK or its facilities, licenses, etc. As Clinical Advisor Program Manager, Kuroiwa shall be responsible for successful creation, and implementation, of the CA Program in Japan. As Intervention Program Relationships Manager Kuroiwa shall be responsible for liaison with the Dr. Tanaka Institute, and shall create and manage a program to successfully coordinate the activities of the Tanaka Institute with those of

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[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

NJKK to maximize the sales of Natus Products. Kuroiwa shall perform his duties on a full-time basis and in a highly competent and professional manner.

              5.3.2 Compensation. As compensation, Kuroiwa shall receive as compensation an amount no less then his current compensation from Eurotec, which is represented to be annually Yen [***], and shall be eligible for bonuses, raises and other incentive awards that may be adopted by NJKK and made available to other management members of NJKK. Kuroiwa shall report to and be supervised by the President of NJKK, and his continued employment by NJKK is subject at all times to the discretion of the Board of Directors of NJKK.

     6.  Additional Undertakings.

         6.1  Consent of Eurotec to this Agreement.

              6.1.1 Indemnification by Eurotec of Wakayama, Tomita, Kuroiwa and Natus. The offers by Natus made hereunder, and accepted by Wakayama, Kuroiwa and Tomita, and the other promises exchanged hereunder, are exchanged with the full knowledge and consent of Wakayama as controlling shareholder, Representative Director and President of Eurotec, and as a result Eurotec and its directors, officers, agents, assigns and shareholders (collectively in this paragraph only, referred to as "Eurotec") shall indemnify and hold harmless Natus and NJKK and any of their officers, directors, shareholders, agents and employees from and against any and all claims, demands, disputes, complaints, actions, suits, liabilities and damages (including attorney fees and costs) of any kind to the extent that any such claim, demand, etc., may relate to or arise from (a) Wakayama's, Tomita's or Kuroiwa's services as employee or Director of Eurotec, or (b) any actions taken by the parties in performance of the promises made in this Agreement (herein collectively referred to as "Claim"). Eurotec further agrees, at its sole cost and expense, to release, defend (at Natus or NJKK's option), indemnify, and hold harmless Natus and NJKK, their directors, officers, agents, employees, and shareholders from and against all such Claims. Without limiting the generality of the foregoing, Eurotec's duty to release, defend, indemnify, and hold harmless shall specifically include those Claims arising from (a) the employment relationship between NJKK and Wakayama, Tomita and Kuroiwa, or service by them as members of the Board of Directors of NJKK, including any compensation offered or paid to them hereunder; (b) Eurotec's status as Wakayama's, Tomita's or Kuroiwa's employer, including (but not limited to) all Claims by Eurotec based on loss of personal services, lost or diminished business opportunity, or usurpation of business opportunity, and the like, as a result of the actions contemplated hereunder; or (c) the transfer hereunder of the Natus Product business to NJKK.

              6.1.2 No Payments to Eurotec. It is understood, acknowledged and agreed by the parties that no payments shall be made, nor shall any be claimed due or owing, to Nippon Eurotec, Ltd., as a result of the termination of the Distribution Agreement nor as a result of any action contemplated by this Agreement to be taken by the parties, it being clearly understood that, as stated in the Distribution Agreement, there shall be no liability for termination of the Distribution Agreement pursuant to its terms.

__________
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

     7.  General Terms.

         7.1 Cooperation. Each of the parties hereto shall use its reasonable efforts to take or cause to be taken all actions, to cooperate with the other party hereto, with respect to all actions, and to do or cause to be done all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

         7.2 Waiver. Any failure of Wakayama, Tomita or Kuroiwa to comply with any obligations or agreements herein contained to be performed by any such party may be waived only in writing by Natus.

         7.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt of: hand delivery; certified or registered mail; return receipt requested; or telecopy transmission with confirmation of receipt:

         (i)    If to Natus, to:

                Tim Johnson
                Natus Medical, Inc.
                1501 Industrial Road
                San Carlos, CA  94070
                Phone:  (800) 255-3901
                Fax:  (650) 802-0401

                (with a copy to)

                Mark Foster
                Law Offices of Mark Foster
                9615 SW Allen Blvd, Ste 103
                Portland, OR 97005
                Phone: (503) 643-0065
                Fax: (503) 643-6800

         (ii)   If to Wakayama, to:
                  Mr. Toshibumi Wakayama
                  Hakusan 5-6-15,  Bunkyo-ku, Tokyo, Japan
                  Postal code: 112-0001
                  Phone: 81-(0)3-3941-0865,  Fax: 81-(0)3-3941-5693
                  (No e-mail )

         (iii)  If to Kuroiwa, to:
                  Mr. Masaaki Kuroiwa
                  Sumiyoshidai 22-35, Aoba-ku, Yokohama, Japan
                  Postal code: 227-0035
                  Phone & Fax: 81-(0)45-960-1393
                  E-mail: mkuro@pop02.odn.ne.jp (home)

         (iv)  If to Tomita, to:
                  Mr. Kenji Tomita
                  Totsuka-cho 2730-31 , Totsuka-ku, Yokohama, Japan Phone : 81-(0)45-865-5360 (No fax)
                  E-mail : CZB07140@nifty.ne.jp(home)

Such names and addresses may be changed by written notice to each person listed above.

         7.4  Governing Law and Consent to Jurisdiction (Dispute Resolution)

         (a) This Agreement shall be governed by and construed in accordance with the internal substantial laws and not the choice of law rules of the State of California, USA.

         (b) Any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of California, and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

         (c) Any dispute, claim or controversy arising out of or relating to this Agreement, or the interpretation or breach thereof, shall be referred to arbitration under the rules of the American Arbitration Association, to the extent such rules are not inconsistent with this Section. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal or equitable proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations.

         (d) The arbitration panel shall consist of one arbitrator, who shall be appointed by a representative of each party hereto. The two representatives thus appointed shall choose the arbitrator; PROVIDED, HOWEVER, that if, within thirty days after the selection of the second of the two representatives, the two representatives are unable to agree on the appointment of the arbitrator, either representative may petition the American Arbitration Association to make the appointment. The place of arbitration shall be San Francisco, California.

         7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         7.6 Term and Termination. This Agreement shall become effective on the Effective Date and shall remain in force until July 1, 2001, (the "Termination Date"), and on an effective the Termination Date this Agreement shall terminate, provided that certain terms of this Agreement shall survive termination pursuant to this section.

              7.6.1 Termination for Cause. This Agreement shall be terminated for cause:

         (i) If the Eurotec Executives (or any of them) on one hand, or Natus on the other, materially defaults in the performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) calendar days, the Agreement will be terminated at the end of that period and such termination shall not prejudice or limit either party's remedies; or

         (ii) Upon:

              (a) the institution by or against Natus, or any of the Eurotec Executives, of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of its debts; or

              (b) any party's making an assignment for the benefit of creditors; or

              (c) any party's death or incapacity, or the dissolution of Natus, this Agreement shall terminate immediately without notice and shall be deemed to have been terminated by the party not so affected and such termination shall not prejudice or limit either party's remedies.

              7.6.2 Duties upon Termination. Upon any termination or expiration of this Agreement no party shall retain any copies of any Confidential Information which may have been entrusted to.

              7.6.3 Survival. The terms of this Agreement which by their nature may survive the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

         7.7 Entire Agreement. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The Recitals form an integral part of this Agreement. This Agreement, including the Exhibits and Schedules hereto and the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         7.8 Amendment and Modification. This Agreement may be amended or modified only by written agreement of the parties hereto.

         7.9 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         7.10 Assignability. This Agreement shall not be assignable by Wakayama, Tomita or Kuroiwa without the prior written consent of Natus. Natus may assign its rights under the Agreement to any affiliate of Natus.

         7.11 Consents. No consent required to be given under this Agreement shall be unreasonably withheld.

         7.12 Counterparts. This Agreement shall be prepared in two identical and original counterparts and both of which together shall be one and the same instrument and either of which may be used for purposes of proof.

         7.13 Cumulation of Remedies. All remedies available to a party under this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

         7.14 Independent Parties. Each party shall remain an independent contractor and shall be responsible for compliance with all laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, health and safety, working conditions and payment of wages. Each party shall also be solely responsible for payment of taxes, including federal, state and municipal taxes, chargeable or assessed with respect to its employees, such as social security, unemployment, worker's compensation, liability insurance and federal and state withholding. Neither party nor its employees, officers, directors, or agents shall hold itself out as the agent, employee, legal partner, or joint venturer of the party, and shall make no commitment or engagement on the account of or on behalf of the other party.

         7.15 Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the negligence of the nonperforming party. In the event of any delay caused by such contingency, the delayed party may defer any performance or delivery prevented by the Force Majeure condition for a period equal to the time lost by reason of such delay, provided, however, that the delayed party promptly commences and reasonably and diligently pursues actions to cure or circumvent such cause. Whenever any cause delays or threatens to delay the timely performance of this Agreement, the party with such knowledge shall immediately notify the others of all relevant information with respect to such cause. If Wakayama is delayed in any performance or delivery by more than thirty (30) days, Natus may terminate the delayed performance or delivery or this Agreement and such terminating shall not be a breach of this Agreement and shall be without penalty.

         7.16 Governing Language. English shall be the language of this Agreement and the English language shall govern all disputes, performance and interpretations.

         7.17 Joint Work Product. The parties further acknowledge that they have thoroughly reviewed this Agreement and bargained over its terms and that for convenience, Natus has written down the terms of this Agreement. Accordingly, this Agreement shall be construed without regard to the party or parties for its preparation and shall be deemed to have been prepared jointly by the parties.

         7.18 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently given if delivered by hand or if sent by courier with a receipt requested or by registered air mail, postage prepaid, addressed to each party, at the addresses set forth above or to such other address as may be furnished for such purpose by notice duly given under this Agreement. Such notice shall be deemed to have been given when delivered by hand or five (5) days after deposit with the courier or mail service. Any party may change its address for such communications by giving such notice to the other party in conformance with this section.

         7.19 Severance. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to renegotiate any term held invalid and to be bound by the mutually agreed substitute provisions.

         7.20 Waiver. The failure of any party to this Agreement at any time or times to require performance of any provision of this Agreement shall in no manner affect such party's available remedies or right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise (in any one or more instances) shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or of any remedy or as a waiver of any other condition or as a breach of any other term, covenant, representation or warranty of this Agreement.

Natus Medical, Inc.                 Toshibumi Wakayama, Personally
                                    And on behalf of Nippon Eurotec Ltd.,K.K.

By:   /s/ Tim C. Johnson            By:   /s/ Toshibumi Wakayama
    --------------------                ------------------------

Name:   Tim C. Johnson              Name:   Toshibumi Wakayama
      ----------------                    --------------------

Title:   President and CEO          Title:   President
       -------------------                 -----------


Date:   8/23/00
      ---------


Masaaki Kuroiwa, Personally, as pertaining solely to those obligations that relate to him:


By:   /s/ Masaaki Kuroiwa
    ---------------------

Name:   Masaaki Kuroiwa
      -----------------


Kenji Tomita, Personally, as pertaining solely to those obligations that relate to him:

By:   /s/ Kenji Tomita
    ------------------

Name:   Kenji Tomita
      --------------


Exhibit A Distribution Agreement
Exhibit B Transaction Timetable
Exhibit C Natus Medical, Inc. 1991 Stock Plan (as amended)
Exhibit D Major Areas
Exhibit E Confidentiality and Nondisclosure Agreement

                        Exhibit A  Distribution Agreement

                               (See Exhibit 10.6)

                        Exhibit B  Transaction Timetable


ID                 Task Name                             Duration  Start Date  Finish Date   Predecessor Resource Names
---------------    -----------------------------------   --------  ----------  -----------   --------------------------
                   1 Prepare draft Wakayama proposal     2 wks     19-Jun-00    30-Jun-00
                   2 Finalize Arrangements w/Wakayama    22 days   17-Jul-00    15-Aug-00
                   3 Transition Agreement                22 days   17-Jul-00    15-Aug-00
                   4 Finish draft Wakayama agr           22 days   17-Jul-00    15-Aug-00
                   5 Obtain Asahi consent to NJKK        1 day     15-Aug-00    15-Aug-00
                   6 Sign Transition Agr                 0 days    15-Aug-00    15-Aug-00
                   7 Establish Natus K.K.                15 days   10-Jul-00    28-Jul-00
                   8 Japanese atty engage                10 days   10-Jul-00    21-Jul-00
                   9 Set up Natus Japan KK               10 days   17-Jul-00    28-Jul-00
                   10 Draft NJK.K.Founding Documents     10 days   17-Jul-00    28-Jul-00
                   11 Wakayama:NJKK B/D                  0 days    28-Jul-00    28-Jul-00
                   12 Kuroiwa NJKK B/D                   0 days    28-Jul-00    28-Jul-00
                   13 Tomita NJKK B/D                    0 days    28-Jul-00    28-Jul-00
                   14 Transition Business to NJ          236 days  15-Aug-00    10-Jul-01
                   15 Est NJKK Legal Office              1 day     10-Jan-01    10-Jan-01
                   16 Transition ALGO Sales to NJ        180 days  01-Nov-00    10-Jul-01
                   17 Initiate PR for NJ                 30 days   30-May-01    10-Jul-01
                   18 Write CA Program                   24 days   15-Aug-00    15-Sep-00
                   19 Transition Tech Support to NJ      88 days   09-Mar-01    10-Jul-01
                   20 Transfer Marketing to NJ           90 days   07-Mar-01    10-Jul-01
                   21 Transfer Selected NE Assets to NJ  60 days   13-Apr-01    10-Jul-01
                   22 Transition Shonin to NJ            137 days  01-Jan-01    10-Jul-01
                   23 Join ACCJ                          1 day     25-Aug-00    25-Aug-00
                   24 Hire NJKK Pres                     100 days  15-Aug-00    01-Jan-01
                   25 Get New Shonin?                    120 days  24-Jan-01    10-Jul-01
                   26 Natus-NE Contract End              0 days    10-Jul-01    10-Jul-01
                   27 Natus Japan Opening Party          0 days    10-Jul-01    10-Jul-01

              Exhibit C  Natus Medical Incorporated 1991 Stock Plan

                         (See Exhibits 10.2 and 10.2.1)

                             Exhibit D  Major Areas


"Major Prefectures" means only the following Prefectures and areas:

Tokyo area:

1. Saitama Pref.   -    65,711
2. Chiba           -    54,006
3. Tokyo-to        -    97,958
4. Kanagawa        -    81,788  (Sub-total : 299,463 )

Nagoya area:

5. Nagano pref.    -    20,765
6. Gifu            -    20,151
7. Shizuoka        -    35,395
8. Aichi           -    73,737  (Sub-total: 150,043 )

Osaka area:

9. Shiga pref.     -    14,040
10. Kyoto-Fu       -    23,831
11. Osaka-Fu       -    88,386
12. Hyogo-ken      -    53,765
13. Nara-ken       -    13,158
(Sub-total : 193,180 )

Grand total of these three majors areas :  642,691 -  54.6%  of total of Japan.

Plus the following important areas:

14. Hokkaido
15. Ibaraki-ken

                                   Exhibit E

                    NATUS JAPAN K.K. NONDISCLOSURE AGREEMENT


Agreement made [date] _________, by and between Natus Japan K.K. ("NJKK"), and [Name] ____________________ ("Director"). In consideration of Director's continued service as a director of Natus Japan K.K., and the mutual promises made and exchanged herein, Director and NJKK agree to the following terms and conditions.

1. Trade Secrets. Director acknowledges that the following constitute NJKK trade secrets ("Trade Secrets") in that, as used in NJKK's business, they are secret, confidential, unique, and valuable, they were developed by NJKK at great cost and over a long period, and in light of the fact that disclosure of any of the items to anyone other than NJKK's officers, agents, or authorized Directors will cause NJKK irreparable injury:

        a. Customer lists, supplier lists, call lists, marketing plans, sales channels, sales methods, customer specifications or requirements, NJKK's prices to customers, NJKK's or its customers' or suppliers' costs, and any other customer data which NJKK is obligated to keep secret;

        b.  Memoranda, notes, records, and other confidential technical data;

        c. Sketches, plans, drawings, blueprints, formulas, and other confidential research and development plans, information or data; or

        d. Manufacturing processes, including that pertaining to the development, production, reproduction or distribution of NJKK's software, its proprietary machinery or equipment specifications, as well as NJKK's (or that belonging to any subsidiary, parent or affiliate company) plant or production facility layout, any of its formulas, or the composition, design, internal method of working, source code, programming logic, and the like, of NJKK's products ("Products"), as well as the sources, prices, or nature of, materials, supplies or component for Products.

For purposes of this Agreement, the parties agree that items may constitute NJKK Trade Secrets regardless of the form or medium in which such items may exist, whether tangible or intangible, whether visible to or readable by humans or machines, whether stored in any format including written, hard-copy, liquid, gas, or magnetic, and in whatever human or machine-cognizable language. The restrictions contained in this Agreement include confidential information and trade secrets developed by Director while serving as a Director or employee of NJKK.

2. Nondisclosure. Except as necessary in the legitimate pursuit of NJKK business, Director will not disclose to anyone, other than NJKK's officers, agents, or authorized Directors (unless otherwise directed in writing by NJKK's President) any of the items listed in Paragraph 3 or any of NJKK's other confidential information or Trade Secrets, whether developed before or after the date of this Agreement.

3. Inventions. In order to facilitate the implementation of this Agreement, Director hereby agrees to:

    3.1 Regularly and promptly, and in any event at NJKK's request, advise NJKK's management of each invention, discovery, idea, or improvement (collectively, "Invention"), whether or not patentable, that is made or conceived by Director, either alone or with others, during the term of Director's service as Director or employee and directly or indirectly related to Director's work and investigations, or resulting from or suggested by any work Director might do for NJKK, and promptly to submit to management a written disclosure of each Invention describing its nature, use, and operation;

    3.2 Maintain a notebook record from day to day of all work of an important character that Director does, including each Invention, and deliver all such notebooks and all other records relating to such work, in whatever format or medium, whether human-readable or machine-readable, to NJKK, immediately upon the termination of Director's service as Director or employee;

    3.3 Assign, without further consideration, to NJKK, or NJKK's nominee, all of Director's right, title, and interest in each Invention (whether or not patentable) which is made during business hours or otherwise and which relates to NJKK's business, or is made using NJKK's equipment, facilities, materials, time, money, or other resources. Director will, at all times during his/her service as Director or employee and after its termination for any reason, assist NJKK or NJKK's nominee in every proper way (but entirely at NJKK's or NJKK's nominee's own expense) to obtain, for NJKK's or NJKK's nominee's own benefit, patents or other forms of protection for each Invention in any and all countries. From time to time on request, Director will execute all papers and do all proper things that may reasonably be required to protect and maintain the rights of NJKK or NJKK's nominee in an Invention;

    3.4 Understand and agree that all information relating to each Invention shall be considered proprietary and shall be protected as a Trade Secret in accordance with this agreement; and

    3.5 List on Schedule A to this Agreement, all inventions, whether or not patented or patentable, including a brief description of each, made or conceived by Director prior to signing this Agreement. These inventions are excluded from the operation of this Agreement, and NJKK has no rights in them. If such inventions are patented (or a patent is applied for or pending), Director has listed all parties having an interest in such patent, a copy of such patent (or pending application, if public), and Director warrants that this information is true and accurate.

4. Agreement Binding After Employment Ends. The provisions of this agreement obligating Director to protection of NJKK Trade Secrets shall not terminate upon the termination of Director's service as Director or employee, and such terms and conditions shall be binding upon Director following termination of Director's service regardless of the reason for such termination. For twelve months following termination of Director's service as a Director or employee of NJKK, Director shall not, without prior written approval of NJKK, directly or indirectly obtain employment (including serving on the Board of Directors, or as a consultant, advisor, investor or partner) with any entity that is in the business of making, compiling, sourcing, financing, marketing, selling, or otherwise distributing, products or services similar to, or in competition with, those products or services made, sold or otherwise distributed by NJKK.

5. Return of Material Upon Termination. Upon termination of Director's service as Director or employment for any reason, unless Director's services as Director or employee are transferred to a parent, subsidiary or affiliate of NJKK where Director's retention of the same is required for the conduct of Director's job, Director at once will return to NJKK all of NJKK's secret and confidential material that is in Director's possession or control.

6. Successors, Assigns, Affiliates, and Subsidiaries. This Agreement shall inure to the benefit of NJKK and NJKK's parent, subsidiaries, affiliates, successors, and assigns.

7. Public Information. Director's obligation of confidentiality under this Agreement shall not apply to information which:

        a. Is already known to Director or is publicly available at the time of disclosure, but only to the extent that such knowledge by Director is verifiable by NJKK;

        b. Is disclosed to Director by a third party who is not in breach of an obligation of confidentiality; or

        c. Becomes publicly available after disclosure through no act of Director.

8. Enforcement of Agreement. This Agreement can be enforced by NJKK and by NJKK's parent, subsidiaries, affiliates, successors, and assigns in the jurisdiction and venue determined by NJKK (or its parent, subsidiary, affiliate, successor or assign) to be appropriate. Either equitable relief or damages at law or both, or the equivalent thereto in any jurisdiction in which such action is commenced, may be sought for breaches or threatened breaches of this Agreement. The prevailing party in any action brought to enforce these terms shall be entitled to an award of attorney's fees and costs of suit. This Agreement shall be interpreted in accordance with the laws of the State of California without regard to its choice of law rules.

IN WITNESS WHEREOF, NJKK, and Director, have each signed this Agreement on the above date in Tokyo, Japan.


Director:                                                           Natus Japan K.K.:

______________________________                                      ___________________
Print Name                                                          Print Name and Title

______________________________                                      ___________________
Signature                                                           Signature

Date: __________                                                    Date: __________


Schedule A: List of Director's Prior Inventions, Attached:        Applicable _____
[To be filled in by Director]
                                                                  Not Applicable____